                                                                   EXHIBIT 99.1

            Contact:   Lorraine D. Miller, CFA
                       Senior Vice President - Investor Relations
                       404-760-7180

            FOR IMMEDIATE RELEASE

[WESTPOINT    WESTPOINT STEVENS EXPECTS COMMON STOCK TO BE QUOTED
  STEVENS      ON THE OTC BULLETIN BOARD FOLLOWING SUSPENSION OF
   LOGO]           TRADING BY THE NEW YORK STOCK EXCHANGE
               GUIDANCE FOR FOURTH QUARTER 2002 RESULTS INCREASED

WEST POINT, GA. (January 24, 2003) - WestPoint Stevens Inc. (NYSE: WXS) (www.westpointstevens.com) today announced that it has been informed by the New York Stock Exchange, Inc. (NYSE), that, prior to the market opening on January 30, 2003, the NYSE will suspend trading of WestPoint Stevens' common stock. The NYSE indicated that it will thereafter commence proceedings with the Securities and Exchange Commission to delist the security. As previously announced, the NYSE in October 2002 notified WestPoint Stevens that it was not in compliance with the NYSE's continued listing requirements and that WestPoint Stevens common stock could be subject to delisting.

Holcombe T. Green, Jr., Chairman and Chief Executive Officer of WestPoint Stevens, said, "We are working with the NYSE to ensure a smooth transition to the OTCBB and do not anticipate the change in trading venue to affect our financial or operational performance. In fact, our performance in the fourth quarter 2002 has exceeded our expectations, and we remain in compliance with all financial covenants and continue to enjoy strong liquidity."

WestPoint Stevens now expects fourth quarter 2002 sales growth of roughly 8% and approximately $55-$57 million of EBITDA, ahead of its prior guidance of modest sales growth and $50-$55 million of EBITDA. Fourth quarter 2002 earnings are scheduled to be released on the morning of February 11, 2003.

WestPoint Stevens anticipates that its common stock will be quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") beginning on January 30, 2003, under a new ticker symbol. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in OTC equity securities. Additional information about the OTCBB may be found at www.otcbb.com. WestPoint Stevens intends to issue a press release when its new ticker symbol has been assigned. Investors should be aware that trading in WestPoint Stevens common stock through market makers and quotation on the OTCBB may involve risk, such as trades not being executed as quickly as when the issues were listed on the NYSE.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, VELLUX and CHATHAM - all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries - and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, SANDERSON, DESIGNERS GUILD, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at WWW.WESTPOINTSTEVENS.COM.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The information contained in this release is as of January 24, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

                                     -END-

    507 West Tenth Street -- Post Office Box 71 -- West Point, Georgia 31833
                            www.westpointstevens.com